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                                                                  EXHIBIT 99.1


NEWS RELEASE
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                              FOR IMMEDIATE RELEASE
JULY 29, 2003

      Contact:    Steve Gardner
                  Public Relations Manager
                  (717) 909-2603

                  RETAIL EXPANSION, STRENGTHENED BALANCE SHEET
                   FUELING GROWTH FOR WAYPOINT FINANCIAL CORP.

     HARRISBURG, PA--Thursday's announcement by Waypoint Financial Corp (NASDAQ:
WYPT) of its agreement to acquire two bank branches in the Chambersburg, PA market represents a key component of a retail expansion strategy that includes opening seven new bank branches by the end of 2003.

     Waypoint Bank announced it will enter the Chambersburg, PA market this fall through the acquisition of two branches from First Commonwealth Bank. In the fourth quarter of 2003, Waypoint also will open a third office in Chambersburg, new branches in Shippensburg and Gettysburg, PA and a newly relocated office in Hagerstown, MD.

     "These new branches significantly expand our presence along the I-81 corridor and connect our Maryland and Central Pennsylvania retail operations," said Waypoint President and CEO David E. Zuern.

     A new branch on the campus of Messiah College in Grantham, PA will open in August. The Messiah College facility will be a satellite office of Waypoint's newly-opened Dillsburg branch and maintain an operating schedule tailored to the needs of the school's students and faculty.

     "Our branch at Messiah College will serve as a prototype for additional offices at campus locations throughout Waypoint's service markets," said Zuern.

     Waypoint will also expand its retail footprint this fall with the opening of the company's first branch in State College, PA. The bank is already serving commercial customers in the region and has generated over $44 million in new loans outstanding in 2003. Construction is underway on a second Waypoint State College branch, which will be completed in the Summer of 2004.

     "We are actively seeking opportunities to enter new service areas and increase Waypoint's market penetration through strategic acquisitions and construction of new branches," said Zuern.

     Retail expansion allows Waypoint to strengthen its balance sheet by replacing investment portfolio assets and wholesale liabilities with core banking growth. Zuern added that changing the bank's asset mix has been part of the company's long term growth plans since Waypoint's creation in October of 2000.

     Waypoint's commitment to improving its balance sheet includes additional capital management initiatives. The company's fifth 5% stock buy back is currently underway, with Waypoint repurchasing 21.4% of its original 38.7 million outstanding shares since September of 2001. The company also announced a 5% stock dividend and a 14.5% increase in its cash dividend following the second quarter of 2003. The new $.12 cash dividend represents a 48.1% increase over Waypoint's first dividend declared in January 2001.


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     "Our retail growth and capital management activities are accelerating
Waypoint's transition from a thrift model to a modern financial services organization," said Zuern.

     Waypoint Financial Corp. was formed in 2000 through the merger of Harris Financial, Inc. and York Financial Corp. The $5.6 billion financial services organization currently operates 59 branch offices located throughout Pennsylvania and Maryland. Waypoint provides a full range of financial services, including banking for retail, commercial, and small business customers; trust and investment; brokerage; and insurance services. The company's common stock trades on the NASDAQ market under the symbol WYPT.

     Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. Such forward-looking statements may be identified by the use of such words as "believe", "expect", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Corporation that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Corporation's operations, pricing, products and services.


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